                                                                  EXHIBIT j(2)

                               CONSENT OF COUNSEL



                         AIM INTERNATIONAL FUNDS, INC.
                         -----------------------------



     We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM International Equity Fund, which is included in Post-Effective Amendment No. 17 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-44611), and Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of AIM International Funds, Inc.



                                   /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
February 23, 2000